UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 19, 2017

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 19, 2017, Qumu Corporation (the “Company”) entered into a Standstill Agreement (the “Agreement”) with Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc. and Harbert Management Corporation (collectively, “Harbert”).

As required by the terms of the Agreement, on December 19, 2017, the Company increased the size of its Board of Directors from seven to nine members and elected each of Kenan Lucas and Neil E. Cox to the Company’s Board of Directors. Mr. Lucas was appointed to the Company’s Audit Committee and Governance Committee. Mr. Cox was appointed to the Company’s Compensation Committee and Governance Committee. Other than in respect of the Standstill Agreement, neither Mr. Lucas nor Mr. Cox has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On December 19, 2017, the Company announced the election of Messrs. Lucas and Cox by the press release attached hereto as Exhibit 99.1.

Under the Agreement, the Company has agreed to nominate seven persons for election to the Company’s Board of Directors at the 2018 Annual Meeting of Shareholders and to cause the authorized number of directors immediately following the 2018 Annual Meeting to remain at seven at all times during the standstill period (as defined in the Agreement). The Company is also obligated to nominate Messrs. Lucas and Cox for election as directors at the 2018 Annual Meeting of Shareholders and to solicit proxies for the election of Messrs. Lucas and Cox in the same manner as the Company’s other nominees. Under the Agreement, Harbert agreed to appear in person or by proxy at the 2018 Annual Meeting of Shareholders and vote all shares of common stock of the Company beneficially owned by it in favor of the election of each of the Company’s nominees and in accordance with the Board’s recommendation on all other proposals.

Until the date on which Harbert takes any action that results in Harbert having beneficial ownership in the aggregate of less than 5.0% of the then outstanding common stock of the Company, if either of Messrs. Lucas or Cox should resign, be removed or die, Harbert has the right to replace Messrs. Lucas and Cox with a qualified director substitute, with the qualifications and appointment of any substitute director subject to the provisions of the Agreement.

Harbert is also subject to standstill provisions under the Agreement restricting Harbert and its affiliates from directly or indirectly taking certain actions in respect of the Company or its common stock. Such provisions generally remain in effect for a standstill period ending 30 days prior to the deadline for the submission of shareholder nominations for the Company’s 2019 Annual Meeting of Shareholders, subject to extension by mutual agreement of the parties. The Agreement also contains prohibitions on certain dispositions by Harbert during the standstill period.

The foregoing summary of the Standstill Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Standstill Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1
Standstill Agreement dated December 19, 2017 by and among Qumu Corporation and Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc. and Harbert Management Corporation.

99.1	Press Release Issued by Qumu Corporation December 19, 2017.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ Vern Hanzlik
Vern Hanzlik
President and Chief Executive Officer

Date: December 19, 2017